TherapeuticsMD, Inc. 8-K

Exhibit 99.1

1 1 Investor Update December 18, 2019 Building a Premier Women’s Health Portfolio

2 2 Forward - Looking Statements This presentation by TherapeuticsMD , Inc . (referred to as “we” and “our”) may contain forward - looking statements . Forward - looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, as well as statements, other than historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future . These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions and are based on assumptions and assessments made in light of our managerial experience and perception of historical trends, current conditions, expected future developments and other factors we believe to be appropriate . Forward - looking statements in this presentation are made as of the date of this presentation, and we undertake no duty to update or revise any such statements, whether as a result of new information, future events or otherwise . Forward - looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which may be outside of our control . Important factors that could cause actual results, developments and business decisions to differ materially from forward - looking statements are described in the sections titled “Risk Factors” in our filings with the Securities and Exchange Commission (SEC), including our most recent Annual Report on Form 10 - K and Quarterly Reports on Form 10 - Q, as well as our current reports on Form 8 - K, and include the following : our ability to maintain or increase sales of our products ; our ability to develop and commercialize IMVEXXY, ANNOVERA, BIJUVA and our hormone therapy drug candidates and obtain additional financing necessary therefor ; whether we will be able to comply with the covenants and conditions under our term loan facility, including the conditions to draw additional tranches thereunder ; the potential of adverse side effects or other safety risks that could adversely affect the commercialization of our current or future approved products or preclude the approval of our future drug candidates ; the length, cost and uncertain results of future clinical trials ; our reliance on third parties to conduct our clinical trials, research and development and manufacturing ; the ability of our licensees to commercialize and distribute our products ; the effects of laws, regulations and enforcement ; the competitive nature of the industries in which we conduct our business ; the availability of reimbursement from government authorities and health insurance companies for our products ; the impact of product liability lawsuits ; the influence of extensive and costly government regulation ; the volatility of the trading price of our common stock ; and the concentration of power in our stock ownership . This non - promotional presentation is intended for investor audiences only .

3 3 General Updates ▪ TXMD is on track to achieve at least $11 million in net revenue from IMVEXXY ® , BIJUVA ® and ANNOVERA TM for the 4Q 2019 and receive $50 million financing tranche under TPG Sixth Street Partners (TSSP) loan agreement in 1Q 2020 ▪ TXMD and TSSP remain in discussions regarding draw trigger for second $50 million tranche ▪ TXMD is shifting from monthly prescription updates to quarterly updates moving forward ▪ Symphony Health is currently tracking prescription volume accurately for IMVEXXY and BIJUVA ▪ TXMD does not yet have clear intra - quarter visibility on ANNOVERA (currently in soft launch phase) to provide monthly prescription updates ▪ IMVEXXY has added an additional Medicare Part D payer and TXMD expects additional near - term payer decisions for IMVEXXY, BIJUVA and ANNOVERA ▪ BIJUVA and ANNOVERA recently launched into the BIO - IGNITE compounding channel ▪ TXMD will give a full payer and strategy update at JP Morgan Conference on January 15, 2020

4 4 Non - Dilutive Term Loan Financing Amount ($) TXMD Company Milestone 1 Contractual Timing Tranche 1 $200M Closing of the facility Completed in April 2019 Tranche 2 $50M Designation of ANNOVERA as a new category of birth control by the U.S. Food and Drug Administration on or prior to December 31, 2019 4Q 2019 Currently in discussions regarding draw trigger Tranche 3 $50M Achieving $11M in net revenues from IMVEXXY, BIJUVA and ANNOVERA for the fourth quarter of 2019 First Quarter of 2020 Audited financials required (Feb/Mar 2020) $200M accessed to date with up to additional $100M through Specific Company Milestones 1. TXMD Company Milestones are draw triggers for additional tranches of funding only and are not affirmative covenants that the company must otherwise meet. Ability to draw additional tranches is also subject to satisfaction (or waiver) of other customary conditions precedent. On Track In discussions